SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                            PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported): JULY 15, 2003
                                                           -------------



                              GLOBESPANVIRATA, INC.
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



DELAWARE                              000-26401                  75-2658218
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
of Incorporation)                     File Number)           Identification No.)


100 SCHULZ DRIVE
RED BANK, NEW JERSEY                                                 07701
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code:  (732) 345-7500


                              GLOBESPANVIRATA, INC.
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

               On July 15, 2003, GlobespanVirata, Inc. ("GlobespanVirata") announced that it agreed to purchase the Wireless Networking Product Group of Intersil Corporation ("Intersil") for $365 million in cash and common stock. Pursuant to the Asset Purchase Agreement dated July 15, 2003, by and between GlobespanVirata and Intersil, GlobespanVirata has agreed to pay Intersil $250,000,000 in cash and $115,000,000 of common stock subject to a collar on GlobespanVirata's common stock price of between $7.4375 and $10.0625. The number of shares of common stock to be issued by GlobespanVirata will be determined when the transaction is closed. The minimum number of shares of common stock issued by GlobespanVirata will be approximately 11.429 million (equivalent to $10.0625 per share) and the maximum number of shares will be approximately
15.462 million (equivalent to $7.4375 per share). A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

         Exhibit
         No.               Description
         -------           -----------

         99.1              Press Release dated July 15, 2003.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GLOBESPANVIRATA, INC.


                                            By:  /s/ Michael Otner
                                                -----------------------------
                                            Name:  Michael Otner
                                            Title: General Counsel and Secretary

Date: July 16, 2003

                                  EXHIBIT INDEX


         Exhibit
         No.               Description
         -------           -----------

         99.1              Press Release dated July 15, 2003.